UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

CORSAIR GAMING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39533	82-2335306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 N. McCarthy Boulevard
Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 657-8747

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CRSR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 13, 2024, Corsair Gaming, Inc. (the “Company”) entered into a definitive agreement with Endor AG to acquire the Fanatec Sim Racing product line (the “Fanatec Acquisition”). This includes the existing employees at Endor AG who manage and operate the Fanatec Sim Racing product line. The Fanatec Acquisition is expected to close imminently.

Located in Landshut, Germany, Fanatec Sim Racing products include force feedback steering wheels and wheelbases, pedals, shifters and other accessories for PlayStation, Xbox, and PC-based racing simulators.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORSAIR GAMING, INC.

Date:	September 17, 2024	By:	/s/ Michael G. Potter
Michael G. Potter Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)